EXHIBIT 99.C1
                                 EXHIBIT (10)(A)


             WRITTEN CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.



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                                S.A.B. letterhead

                                 April 21, 1997

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account B
201 Highland Avenue
Largo, Florida  34640

                 RE:    WRL Series Annuity Account B
                        FILE NO. 33-63246

Gentlemen:

                 We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (File No. 33-63246) of WRL Series Annuity Account B filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          SUTHERLAND, ASBILL & BRENNAN, L.L.P.


                                          By: /s/ STEPHEN E. ROTH
                                              ----------------------
                                                  Stephen E. Roth